SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): February 12, 2004

                              ORS Automation, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                   0-10854                     13-27956-75
           (Commission File Number) (IRS Employer Identification No.)


 90 Washington Valley Road Bedminster, New Jersey                 07921
    (Address of Principal Executive Offices)                    (Zip Code)

                                  (908) 719-8909
              (Registrant's Telephone Number, Including Area Code)


                               152 Mockingbird Ct.
                             Three Bridges, NJ 08887
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On December 31, 2003, J.R.S. Holdings, LLC ("JRS") and Somerset International Group, Inc. ("Somerset") signed a Stock Purchase Agreement whereby JRS agreed to sell 526,250 shares of ORS Automation, Inc.'s Common Stock, 12,000,000 shares of ORS Automation, Inc.'s Class A Common Stock and 1,000,000 shares of ORS Automation, Inc.'s Series A Preferred Stock to Somerset. The transaction closed in escrow on January 22, 2004 with a condition to closing that JRS file the 10KSB for the Company for the year ended December 31, 2003. On February 11, 2004 (the "Effective Date"), the Company filed its 10KSB and Somerset assumed control of the Company pursuant to its ownership of the shares of Common Stock, Class A Common Stock and Series A Preferred Stock.

Pursuant to the terms of the Agreement, Mr. James R. Solakian resigned as our sole officer and director and Paul L. Patrizio was appointed as Chairman of the Board of Directors, Principal Financial Officer and Executive Vice President and John X. Adiletta was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company.

The following table sets forth information regarding the beneficial ownership of the shares of all Stocks on February 12, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of all Stock, (ii) each director of the Company,
(iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                 NAME OF                SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER       COMMON STOCK   PERCENT OF CLASS
-----------------------------------------------------------------------

5% STOCKHOLDERS

Common           Somerset International      526,250        6.6%
                 Group, Inc.

Class A Common   Somerset International   12,000,000        100%
                 Group, Inc.

Series A
Preferred        Somerset International    1,000,000        100%
                 Group, Inc.

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

                 Paul L. Patrizio            (1)             (1)

                 John X. Adiletta            (1)             (1)

DIRECTORS AND                                (1)             (1)
OFFICERS AS A
GROUP


(1) Paul Patrizio and John Adiletta do not directly own any shares of the Company but are the principal shareholders of Somerset International Group, Inc. which owns approximately 60% of the outstanding shares of the Company.


The following is a biographical summary of the directors and officers of the
Company:

Paul L. Patrizio, has been the Executive Vice President, Principal Financial Officer, Secretary and Chairman of the Board of Directors since February 12, 2004. Since 1995, Mr. Patrizio has been the Managing Partner of Apogee Partners Ltd.( and its predecessor, Angel Partners LLC), a private equity investment firm specializing in making controlling investments in a broad range of businesses. Since 1995, Mr. Patrizio has originated transactions in which investments in excess of $50 million have been made and Mr. Patrizio has played an active role as primary sponsor in each of these transactions and provided extensive ongoing management support and financial advisory and acquisition services to the companies subsequent to the investments. Prior to this, Mr. Patrizio was a partner of several New York law firms where he specialized in corporate and securities transactions. Mr. Patrizio has been on the Board of Directors of numerous public and private companies; and Chairman of several other public and private companies.

John X. Adiletta, has been President, Chief Executive Officer and a member of the Board of Directors of the Company since February 12, 2004. Mr. Adiletta is a senior executive with over 30 years of multi-functional experience in the telecommunication services, mobile and modular facilities leasing, and vehicle leasing industries. Mr. Adiletta currently serves on the Board of Directors of Datawave Systems, Inc., a publicly traded company. Mr. Adiletta has executive level experience in operational, financial, and sales management for high growth and capital-intensive industries. Mr. Adiletta has proven expertise in implementing acquisition programs and strategies to supplement internal growth. Mr. Adiletta is also experienced in setting the strategic direction, assembling a management team, managing all aspects of growth, and representing the business to the investment community. Mr. Adiletta has significant experience in private and public stock offerings. In the past 15 years, Mr. Adiletta has initiated or coordinated the valuations and purchases/sales of over 35 properties.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

    None

(b) Exhibits

Number   Exhibit

10.      Stock Purchase Agreement and Share Exchange*

*Filed as an exhibit to the Company's Form 10KSB with the SEC on February 12, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ORS Automation, Inc.


                                               By: /s/ John X. Adiletta
                                                       ----------------
                                                       John X. Adiletta
                                                       President

February 19, 2004